Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", and "Independent Registered Public Accounting Firm" and to the use of our report dated August 11, 2004 in the Registration Statement (Form N-1A) of AHA Investment Funds, Inc. and its incorporation by reference in the prospectus of AHA Investment Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (File No. 33-21969) and in this Amendment No. 33 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-05534).



                                                          ERNST & YOUNG LLP



Chicago, Illinois
April 8, 2005